UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2009

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a),(b) In August 2008, the Audit Committee (the "Audit Committee") of the Board of Directors of Triple-S Management Corporation (the "Company") determined to request proposals from independent registered public accounting firms for the Company’s 2009 audit. The Audit Committee believes that a periodic review of the appointment of the Company’s external audit firm is beneficial to the Company and its shareholders. KPMG LLP ("KPMG") has acted as the principal independent accountants of the Company for over 25 years. The Audit Committee invited several firms to participate in the process, including KPMG and the other three major U.S. international accounting firms. As a result of this competitive process and after careful deliberation of the proposals submitted by these firms, on February 25, 2009, the Audit Committee selected PricewaterhouseCoopers, LLP ("PwC") as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009, and dismissed KPMG from that role. The current engagement of KPMG will end effective upon the completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2008.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 contained a separate paragraph stating that "As discussed in Note 18 to the consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006."

During the two fiscal years ended December 31, 2007 and 2006, respectively, and in the subsequent interim period through February 25, 2009: (1) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the financial statements of the Company for such years, except for the matter discussed in the following paragraph, and (2) there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On February 9, 2009, in a meeting with the Audit Committee related to the audit of the Company’s financial statements for the year ended December 31, 2008, KPMG provided written notice to the Audit Committee that it had a disagreement with management related to whether a decline in fair value of certain securities held by the Company in its investment portfolio in the second quarter of 2008 resulted in an other-than-temporary impairment in the value of such securities. This issue had been presented as a review difference and discussed in an Audit Committee meeting held on August 4, 2008. The accounting issue was resolved to KPMG’s satisfaction at such meeting, and the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 having recorded an other-than-temporary impairment of $2.36 million with respect to such securities in the financial statements of such quarter. The Company has authorized KPMG to respond fully to the inquiries of PwC, as successor auditor, regarding such disagreement.

The Company has not completed the preparation of its financial statements for the fiscal year ended December 31, 2008. Accordingly, the Company will provide additional information required to be provided by Item 304(a)(1)(ii), (iv), or (v) of Regulation S-K, as applicable, by amendment to this Current Report on Form 8-K following the completion of the Company’s financial statements for the fiscal year ended December 31, 2008.

On February 25, 2009, the Audit Committee approved the engagement of PwC as the Company’s new principal independent accountants for the fiscal year ending December 31, 2009. During the two fiscal years ended December 31, 2008 and 2007 and the subsequent interim period to the date of the approval of PwC’s engagement, the Company did not consult with PwC regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission ("SEC"). The Company has requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in this Item 4.01 within 10 business days of the date of filing this report. A copy of any response received by the Company will be promptly filed as an amendment to this Form 8-K, and no later than two business days after receipt from KPMG.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

March 3, 2009	By:	Ramóm M. Ruiz-Comas

Name: Ramóm M. Ruiz-Comas
Title: President and CEO